STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

OFFICE OF THE
SECRETARY OF STATE

Elaine Dowling
EAD Law Group, LLC
6671 S. Las Vegas Blvd. Suite 210
Las Vegas, NV 89119

Job:C20171205-1306
December 5, 2017

Special Handling Instructions:

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Articles of Incorporation	20170513866-09	12/5/2017 12:42:46 PM	1	$75.00	$75.00
Initial List	20170513867-10	12/5/2017 12:42:50 PM	1	$150.00	$150.00
Business License 12/2017-12/2018	20170513867-10	12/5/2017 12:42:50 PM	1	$500.00	$500.00
Total					$725.00

Payments

Type	Description	Amount
Credit	062095|5125065644236664503066	$725.00
Total		$725.00

Credit Balance: $0.00

Job Contents:

Corp Charter(s):	1
File Stamped Copy(s):	2
Business License(s):	1

Elaine Dowling
EAD Law Group, LLC
6671 S. Las Vegas Blvd. Suite 210
Las Vegas, NV 89119

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	
Barbara K. Cegavske (signature) Barbara K. Cegavske Secretary of State State of Nevada	Document Number **20170513866-09**
	Filing Date and Time **12/05/2017 12:42 PM**
	Entity Number **E0563622017-7**

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation: TIPMEFAST INC.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

EAD LAW GROUP, LLC-SEE ATTACHED
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
6671 S. LAS VEGAS BLVD BUILDING D SUI	LAS VEGAS	Nevada	89119
Mailing Address (if different from street address):		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 | Par value per share: $ 0.001 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	RAID CHALIL	HASHUMURA ST. 1	ZIHRON YA'AKOV, ISR	IS	30950
2)					

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) ☐ Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: RAID CHALIL
X RAID CHALIL
Incorporator Signature

Address	City	State	Zip Code
HASHUMURA ST. 1	ZIHRON YA'AKOV, ISR	IS	30950

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X EAD LAW GROUP, LLC
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity
Date: 12/5/2017

This form must be accompanied by appropriate fees.

Articles of Incorporation

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**TIPMEFAST INC.**
FOREIGN NAME TRANSLATION:	NOT APPLICABLE
PURPOSE:	ANY LEGAL PURPOSE

REGISTERED AGENT NAME:	EAD LAW GROUP, LLC
STREET ADDRESS:	6671 S. LAS VEGAS BLVD BUILDING D SUITE 210-239, LAS VEGAS, NV 89119
MAILING ADDRESS:	, ,

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **TIPMEFAST INC.**, did on December 5, 2017, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 5, 2017.

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20171205-1306
You may verify this certificate
online at **http://www.nvsos.gov/**

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

TIPMEFAST INC. | E0563622017-7

NAME OF CORPORATION

FOR THE FILING PERIOD OF DEC, 2017 TO DEC, 2018

100103

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

Filed in the office of	Document Number
Barbara K. Cegavske	20170513867-10
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 12/05/2017 12:42 PM
	Entity Number E0563622017-7

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A **copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ☐

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

NRS 76.020 Exemption Codes
001 - Governmental Entity
006 - NRS 680B.020 Insurance Co.

☐ This corporation is a publicly traded corporation. The Central Index Key number is:

☐ This publicly traded corporation is not required to have a Central Index Key number.

NAME	TITLE(S)	ADDRESS	CITY	STATE	ZIP CODE
RAID CHALIL	PRESIDENT (OR EQUIVALENT OF)	HASHUMURA ST. 1 , ISR	ZIHRON YA'AKOV		30950
RAID CHALIL	SECRETARY (OR EQUIVALENT OF)	HASHUMURA ST. 1 , ISR	ZIHRON YA'AKOV		30950
RAID CHALIL	TREASURER (OR EQUIVALENT OF)	HASHUMURA ST. 1 , ISR	ZIHRON YA'AKOV		30950
RAID CHALIL	DIRECTOR	HASHUMURA ST. 1 , ISR	ZIHRON YA'AKOV		30950

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X RAID CHALIL	Title	Date
Signature of Officer or Other Authorized Signature	PRESIDENT	12/5/2017 12:42:48 PM

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

TIPMEFAST INC.

Nevada Business Identification # NV20171779816

Expiration Date: December 31, 2018

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 5, 2017

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.